UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Voting and Exchange Trust Agreement

In connection with the completion of the combination of Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), and Solana Resources Limited (“Solana”), an oil and gas exploration and production company, as described further under Item 2.01 below, on November 14, 2008, Gran Tierra, Gran Tierra Exchangeco Inc., a Canadian subsidiary of Gran Tierra (“Exchangeco”), and Computershare Trust Company of Canada, as trustee (the “Trustee”), entered into a Voting and Exchange Trust Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Gran Tierra issued a share of special voting stock (the “Special B Voting Stock”) to the Trustee to be held for and on behalf of the registered holders of shares of the common stock of Exchangeco (such shares referred to herein as the “GTE-Solana Exchangeable Shares” and such registered holders thereof referred to herein as the “Beneficiaries” and each a “Beneficiary”).

The Trustee, for the use and benefit of the Beneficiaries, is entitled to all of the voting rights of the Special B Voting Stock, including the right to vote in person or by proxy Gran Tierra’s Special B Voting Stock on any matters, questions, proposals or propositions that may properly come before the stockholders of Gran Tierra at a meeting of the stockholders of Gran Tierra or in connection with a consent of the stockholders of Gran Tierra (the “Voting Rights”). The Voting Rights will be exercised by the Trustee on the basis of instructions received from the Beneficiaries entitled to instruct the Trustee with respect to a meeting or consent of the stockholders of Gran Tierra. Each Beneficiary is entitled to instruct the Trustee to cast and exercise one of the votes comprising the Voting Rights for each GTE-Solana Exchangeable Share held as of the applicable record date. To the extent that no instructions are received from a Beneficiary, the Trustee may not exercise the Voting Rights with respect to such GTE-Solana Exchangeable Shares. Gran Tierra will communicate to the Trustee and each of the Beneficiaries in the same manner as Gran Tierra communicates to holders of Gran Tierra’s common stock, par value $0.001, with respect to a meeting or consent of the stockholders of Gran Tierra, and will deliver to the Trustee and each Beneficiary all proxy materials, information statements and other written communications that are distributed from time to time to holders of Gran Tierra’s common stock. Each Beneficiary is also entitled to attend any meeting of the stockholders of Gran Tierra and personally exercise the Voting Rights to which such Beneficiary is entitled.

The Exchange Agreement grants the Trustee, for the use and benefit of the Beneficiaries, the right (the “Exchange Right”) to require Gran Tierra to purchase from such Beneficiary all or any part of the GTE-Solana Exchangeable Shares held by such Beneficiary upon the occurrence and during the continuance of an Insolvency Event (defined generally as the institution of a proceeding to have Exchangeco adjudicated as bankrupt, insolvent or to be wound up, and the failure by the Exchangeco to contest in good faith any such proceeding within 30 days of becoming aware thereof). The purchase price payable for each GTE-Solana Exchangeable Share purchased by Gran Tierra under the Exchange Right equals the market price of a share of Gran Tierra’s common stock on the business day before the purchase of such GTE-Solana Exchangeable Share, plus the full amount of all declared and unpaid dividends on such Exchangeable Share (the “Exchangeable Share Purchase Price”). The Exchangeable Share Purchase Price is payable only by Gran Tierra delivering or causing to be delivered to the relevant Beneficiary one share of Gran Tierra’s common stock for each GTE-Solana Exchangeable Share purchased plus a cash amount equal to the amount of all accrued and unpaid dividends on such GTE-Solana Exchangeable Share (the “Exchange Consideration”). The Trustee may only exercise the Exchange Right on the basis of instructions received from Beneficiaries entitled to instruct the Trustee as to the exercise thereof and only upon receipt of the GTE-Solana Exchangeable Shares to be exchanged by each Beneficiary. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee will not exercise or permit the exercise of the Exchange Right.

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The Exchange Agreement also grants the Trustee, for the use and benefit of the Beneficiaries, an automatic right (the “Automatic Exchange Right”) to exchange the GTE-Solana Exchangeable Shares for shares of Gran Tierra’s common stock upon the occurrence of a Liquidation Event (defined generally as a voluntary liquidation, dissolution or winding up of Gran Tierra or a threatened or instituted proceeding to effect the same). Under the Automatic Exchange Right, Gran Tierra will purchase, immediately prior to the effective date of a Liquidation Event, all of the then outstanding GTE-Solana Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration.

The above description is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibit 10.1.

Support Agreement

In addition to the Exchange Agreement, and in connection with the combination of Gran Tierra and Solana, as described further under Item 2.01 below, on November 14, 2008, Gran Tierra, Gran Tierra Callco ULC (“Callco”) and Exchangeco entered into a Support Agreement (the “Support Agreement”). Pursuant to the Support Agreement, Gran Tierra made the following covenants for so long as any GTE-Solana Exchangeable Shares not owned by Gran Tierra remain outstanding: (i) Gran Tierra will not declare or pay any dividends on Gran Tierra’s common stock unless Exchangeco is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the GTE-Solana Exchangeable Shares; (ii) Gran Tierra will advise Exchangeco in advance of the declaration of any dividend on Gran Tierra’s common stock and ensure that the declaration date, record date and payment date for dividends on the GTE-Solana Exchangeable Shares are the same as those for Gran Tierra’s common stock; (iii) Gran Tierra will ensure that the record date for any dividend declared on Gran Tierra’s common stock is not less than 10 days after the declaration date of such dividend; (iv) Gran Tierra will take all actions and do all things reasonably necessary or desirable to enable and permit Exchangeco to make any required payments to the holders of and to perform its obligations with respect to the GTE-Solana Exchangeable Shares; (v) Gran Tierra will take all actions and do all things reasonably necessary or desirable to enable and permit Callco to perform its obligations with respect to the GTE-Solana Exchangeable Shares, including the reservation of the requisite number of Gran Tierra common shares; and (vi) Gran Tierra will not exercise its vote as a stockholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco nor take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco.

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Under the terms of the Support Agreement, upon notice from Exchangco or Callco of an event requiring the delivery of Gran Tierra common shares to any holder of GTE-Solana Exchangeable Shares, Gran Tierra will deliver the requisite number of common shares as Exchangeco or Callco shall direct and such common shares will be fully paid and non-assessable, free and clear of any lien, claim or encumbrance, when issued. Gran Tierra will further ensure that any applicable registration or qualification requirements are satisfied before the common shares are issued and delivered by Gran Tierra, such that the common shares may be freely traded thereafter, and will use reasonable best efforts to ensure that the common shares so delivered remain duly registered, qualified or approved under United States or Canadian law, as applicable, and remain listed for trading on all stock exchanges on which outstanding shares of Gran Tierra common stock are listed for trading at such time.

The Support Agreement further provides that, without the prior approval of Exchangeco and the holders of GTE-Solana Exchangeable Shares, Gran Tierra will not issue or distribute: (i) additional shares of Gran Tierra’s common stock by way of a stock dividend or other distribution, subject to certain exceptions; (ii) rights, options or warrants or other rights to subscribe for or to purchase Gran Tierra’s common stock, or securities exchangeable for or convertible into or carrying rights to acquire Gran Tierra’s common stock; (iii) any class of securities of Gran Tierra other than its common stock (other than shares convertible into or exchangeable for carrying rights to acquire Gran Tierra’s common stock); (iv) rights, options or warrants to acquire securities of Gran Tierra other than its common stock; (v) evidences of indebtedness of Gran Tierra; or (vi) other assets of Gran Tierra, to all or substantially all holders of Gran Tierra’s common stock, nor change Gran Tierra’s common stock (a) into a lesser number of shares by subdivision; (b) into a greater number of shares by consolidation; or (c) to otherwise reclassify or change such common shares or to effect a change of control transaction affecting the common shares (each a “Change”), unless the same or an economically equivalent distribution on or Change to the GTE-Solana Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously on a per share basis.

Tender Offers

Pursuant to the Support Agreement, in the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Gran Tierra’s common stock which is proposed by or to Gran Tierra or its stockholders and is recommended by Gran Tierra’s board of directors, or is otherwise effected or to be effected with the consent or approval of Gran Tierra’s board of directors, and in connection with which the GTE-Solana Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco or Gran Tierra, Gran Tierra will use reasonable best efforts to enable holders of GTE-Solana Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of Gran Tierra’s common stock, and to ensure that holders of GTE-Solana Exchangeable Shares may participate in such transaction without being required to exchange their GTE-Solana Exchangeable Shares for common stock of Gran Tierra, or if such exchange is required, to ensure that such exchange is only effective upon the closing of such transaction.

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Prior Relationship of the Parties

Gran Tierra and Solana have had prior relations as described in Item 2.01 below.

The above description is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Closing

On November 14, 2008 (the “Closing Date”), Gran Tierra completed its acquisition of all of the outstanding shares of common stock of Solana pursuant to the terms and conditions of the previously filed Arrangement Agreement, dated July 28, 2008, as amended by Amendment No. 1 to the Arrangement Agreement, dated September 5, 2008, and Amendment No. 2 to the Arrangement Agreement, dated October 9, 2008 (the “Arrangement Agreement”), by and among Gran Tierra, Exchangeco, and Solana (such acquisition referred to herein as the “Arrangement”). The transactions contemplated by the Arrangement Agreement were effected through a court-approved plan of arrangement in Canada (the “Plan of Arrangement”). The Court of Queen’s Bench of Alberta issued its Final Order approving the Plan of Arrangement on the Closing Date.

Stockholder Approval

The Arrangement Agreement and the Plan of Arrangement were adopted and approved in a special meeting of the shareholders of Solana on November 14, 2008 (the “Solana Special Meeting”), and proposals for, among other things, the issuance of common stock to be issued in connection with the Arrangement and an amendment to the articles of incorporation in furtherance of the Arrangement, were approved at a special meeting of Gran Tierra’s stockholders held on November 14, 2008 (the “Gran Tierra Special Meeting”).

Consideration to Solana Shareholders

Under the terms of the Arrangement Agreement, Solana shareholders received either (i) 0.9527918 of a share of Gran Tierra common stock or (ii) 0.9527918 of a GTE-Solana Exchangeable Share, which may be exchanged for one share of Gran Tierra common stock at the election of the holder for a period of five years following the Closing Date, after which it will automatically convert into a share of Gran Tierra common stock. Solana optionholders received either: (i) Solana common shares pursuant to a cashless exercise of their options, which were then exchanged pursuant to the Arrangement Agreement for either Gran Tierra common stock or GTE-Solana Exchangeable Shares, as applicable, or (ii) cash payments; in both cases based on the exchange ratio of 0.9527918. In addition, Solana options held by a Solana employee, officer, director or consultant continuing with Gran Tierra in such capacity were, if so elected by such Solana optionholder, exchanged for options to purchase shares of Gran Tierra common stock, and holders of Solana warrants elected to continue to hold their warrants, which became exercisable for shares of Gran Tierra common stock pursuant to the terms of the warrants. The amount of consideration provided to Solana’s shareholders pursuant to the Arrangement was determined through arm’s length negotiations between Gran Tierra and Solana.

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Prior Relationship of the Parties

Prior to and until the completion of the Arrangement, Gran Tierra and Solana have been joint partners in two Colombian blocks (Guayuyaco and Chaza) and one well in the Santana block (Inchiyaco) pursuant to certain joint operating agreements. Gran Tierra and Solana each hold a 35% working interest in the Guayuyaco block and each hold a 50% working interest in the Chaza block. Solana has had a 9.17% working interest in the Inchiyaco well, while Gran Tierra has held a 35% working interest. Gran Tierra has been the operator of all three properties, and as operator has billed Solana for its share of expenses related to each block. Oil produced from the Inchiyaco well and Guayuyaco block has been sold by Gran Tierra to Ecopetrol S.A., a Colombian government agency, and Gran Tierra has paid Solana its share of sales. For the Chaza block, Gran Tierra and Solana have each sold their own share of the oil produced separately.

Other than as described in the preceding paragraph, there has been no other material relationship between Gran Tierra and Solana, other than in respect of the Arrangement.

The description of the Arrangement Agreement contained in this current report is qualified in its entirety by reference to the text of the Arrangement Agreement, which is incorporated by reference as Exhibit 2.1 hereto. The description of the Plan of Arrangement contained in this current report is qualified in its entirety by reference to Amendment No. 2 to Arrangement Agreement, which supersedes Amendment No. 1 thereto and includes the Plan of Arrangement, with appendices, and is incorporated by reference as Exhibit 2.2 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 2.01 above with respect to the Arrangement and related agreements, which is incorporated into this Item 3.02 by reference.

On the Closing Date, Gran Tierra issued, pursuant to the terms of the Arrangement Agreement and Plan of Arrangement, and in exchange for all of the outstanding shares of Solana common stock, 51,516,332 shares of Gran Tierra common stock, par value $0.001, and 69,104,635 GTE-Solana Exchangeable Shares.

In addition, on the Closing Date and pursuant to the terms of the Arrangement Agreement and Plan of Arrangement, Gran Tierra assumed Solana warrants now exercisable for 7,145,938 shares of Gran Tierra common stock at an exercise price of CDN$2.10 per share, in accordance with the terms thereof, and granted stock options to purchase 466,869 shares of Gran Tierra common stock, exercisable pursuant to the formula set forth in the Plan of Arrangement, to replace Solana stock options held by Solana employees, officers, directors or consultants who made the proper election and who are continuing in such capacity with Gran Tierra following the completion of the Arrangement.

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The Gran Tierra common shares were issued, Solana warrants assumed and Gran Tierra options granted in reliance on the registration exemption provided under Section 3(a)(10) of the Securities Act of 1933, as the Arrangement was effected through an exchange of all of Solana’s securities, outstanding immediately prior to the effectiveness of the Arrangement, for securities of Gran Tierra or Exchangeco, as applicable, and was approved by the Court of Queen’s Bench of Alberta.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the description set forth under Item 1.01 above with respect to the Support Agreement, which is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approval of Amendments to the 2007 Equity Incentive Plan

At the November 14, 2008 Gran Tierra Special Meeting, Gran Tierra’s stockholders, upon the recommendation of Gran Tierra’s board of directors (the “Board”), approved, among other items, an amendment to the Gran Tierra 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”), to increase the number of shares authorized for issuance thereunder from 9,000,000 to 18,000,000 to ensure that Gran Tierra has a sufficient reserve of common stock available under the 2007 Plan to continue to grant stock options and other awards following the substantial increase in the size of Gran Tierra as a result of the Arrangement, described further under Item 2.01 above.

The 2007 Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards (collectively referred to as “Awards”). The 2007 Plan is administered by the Board, which has the power to delegate administration of the 2007 Plan to a committee of no fewer than two Board members. An aggregate of 18,000,000 shares of common stock is reserved for issuance under the 2007 Plan; if Awards granted under the 2007 Plan expire or terminate without being exercised, the shares of common stock not acquired pursuant to such Awards become available again for issuance under the 2007 Plan. Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the 2007 Plan. Under the 2007 Plan, no person may be granted awards exercisable for more than 1,000,000 shares of common stock during any calendar year.

In the event of certain specified changes in our capital structure, such as a merger, consolidation, reorganization, stock dividend or stock split, the class(es) and maximum number of shares of common stock subject to the 2007 Plan, and the class(es), number of shares and price per share of common stock subject to outstanding Awards, will be appropriately adjusted.

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In the event of certain corporate transactions, outstanding Awards under the 2007 Plan may be assumed, continued or substituted for similar awards by any surviving entity. If the surviving entity does not assume, continue or substitute similar awards, the vesting of such Awards held by persons whose service with Gran Tierra has not terminated generally will be accelerated in full and such Awards will terminate if not exercised at or prior to the effective date of the corporate transaction and Gran Teirra’s repurchase rights will generally lapse. Additionally, in the event of certain change of control events, any outstanding Awards may be subject to additional acceleration of vesting and exercisability upon such change in control event if such acceleration is provided for in the individual holder’s Award agreement.

The Board may suspend or terminate the 2007 Plan at any time.

A more detailed description of the 2007 Plan, and the amendment thereto, is contained in the Joint Management Information Circular and Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2008 (the “Proxy Statement”) under the heading “Proposal 5 – Approval of the Gran Tierra 2007 Equity Incentive Plan, as Amended and Restated, to Increase the Number of Shares Issuable Pursuant to the Plan from 9,000,000 to 18,000,000.”

The above description is qualified in its entirety by reference to the 2007 Plan, which is attached hereto as Exhibit 10.3.

Election of Directors

On November 3, 2008, the Board approved an increase to the size of the Board from five to seven members, effective November 14, 2008, subject to the completion of the Arrangement. To fill the vacancies created by the increase, the Board elected J. Scott Price and Ray Antony to serve as new Board members, effective November 14, 2008, also subject to the completion of the Arrangement. As described further under Item 2.01 above, the completion of the Arrangement occurred on November 14, 2008.

Pursuant to the terms of the Arrangement Agreement, Gran Tierra agreed that, following the completion of the Arrangement, the size of the Board would be increased by two members and that two designees of Solana would be elected to the Board. Solana designated Mr. Price and Mr. Antony to serve on Gran Tierra’s Board. Immediately prior to the completion of the Arrangement, Mr. Price was Solana’s President, Chief Executive Officer and a member of Solana’s board of directors, and Mr. Antony was the Chairman of Solana’s board of directors.

Neither Mr. Price nor Mr. Antony will initially serve as a member of any committee of the Board. Mr. Price and Mr. Antony will be entitled to the same compensation available to all of Gran Tierra’s non-employee directors. In 2007, Gran Tierra paid a fee of $12,872 per year to each director who served on the Board, excluding any additional compensation for service on any committee of the Board. As non-employee directors, Mr. Price and Mr. Antony are eligible to receive awards under the 2007 Plan.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the Arrangement described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the Arrangement described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit Number	Description

2.1
Arrangement Agreement, dated as of July 28, 2008, by and among Gran Tierra Energy Inc., Solana Resources Limited and Gran Tierra Exchangeco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on August 1, 2008).

2.2
Amendment No. 2 to Arrangement Agreement, includes the Plan of Arrangement, including appendices (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-3 (Reg. No. 333-153376), filed with the SEC on October 10, 2008).

10.1	Voting and Exchange Trust Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Exchangeco Inc. and Computershare Trust Company of Canada.

10.2	Support Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Callco ULC and Gran Tierra Exchangeco Inc.

10.3	2007 Equity Incentive Plan, as amended and restated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008	GRAN TIERRA ENERGY INC

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1
Arrangement Agreement, dated as of July 28, 2008, by and among Gran Tierra Energy Inc., Solana Resources Limited and Gran Tierra Exchangeco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on August 1, 2008).

2.2
Amendment No. 2 to Arrangement Agreement, which includes the Plan of Arrangement, including appendices (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-3 (Reg. No. 333-153376), filed with the SEC on October 10, 2008).

10.1	Voting and Exchange Trust Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Exchangeco Inc. and Computershare Trust Company of Canada.

10.2	Support Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Callco ULC and Gran Tierra Exchangeco Inc.

10.3	2007 Equity Incentive Plan, as amended and restated.

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